BROWN, CUMMINS & BROWN CO., L.P.A.
                                ATTORNEYS AND COUNSELORS AT LAW
                                       3500 CAREW TOWER
J.W. BROWN (1911-1995)                  441 VINE STREET
JAMES R. CUMMINS                    CINCINNATI, OHIO  45202
ROBERT S BROWN                     TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN               TELECOPIER (513) 381-2125       OF COUNSEL
LYNNE SKILKEN                                                    GILBERT BETTMAN
AMY G. APPLEGATE
MELANIE S. CORWIN
JOANN M. STRASSER
PAMELA L. KOGUT

                                                                 October 7, 1998



Alpha Analytics Investment Trust
1901 Avenue of the Stars, Suite 123
Los Angeles, CA  90067

Gentlemen:

         This letter is in response to your request for our opinion in connection with the filing of the Registration Statement of Alpha Analytics Investment Trust (the "Trust").

         We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's ByLaws, the Trust's record of the various actions by the Trustee thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

         Based upon the foregoing, we are of the opinion that, after registration is effective for purposes of federal and applicable state securities laws, the shares of each series of the Trust, if issued in accordance with the then current Prospectus and Statement of Additional Information of the Trust, will be legally issued, fully paid and non-assessable.

         We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                             Very truly yours,



                                             BROWN, CUMMINS & BROWN CO., L.P.A.

BCB:jlm


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